Exhibit 10.38
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT
     Amendment (the “Amendment”) to the employment agreement (the “Employment Agreement”) made November 5, 2001 and effective as of October 15, 2001, between Time Warner Entertainment Company, L.P. (“TWE”) and John Billock (the “Executive” or “you”). This Amendment is made as of March ___, 2003 and is effective as of January 1, 2003.
     The parties intending to be legally bound hereby agree as follows:
     1. For the purposes of the Employment Agreement, the term “Company” shall mean Time Warner Cable, a division of TWE.
     2. Section 2 of the Employment Agreement is amended to read in its entirety as follows:
     During the term of employment, you shall serve as Vice Chairman and Chief Operating Officer of the Company, and you shall have the authority, functions, duties, powers and responsibilities normally associated with such position and as the person to whom you report may assign to you from time to time consistent with your position. Among other things, it is agreed that the President of the Company shall report to you, and that the following business functions shall report to you: Cable Operations, Marketing, Advertising Sales, Public Affairs, and Local News. During the term of your employment: (i) your services shall be rendered on a substantially full-time, exclusive basis and you will apply on a full-time basis all of your skill and experience to the performance of your duties; (ii) you shall report to the Chief Executive Officer of the Company; (iii) you shall have no other employment and, without the prior written consent of the CEO of the Company, no outside business activities which require the devotion of substantial amounts of your time; and (iv) the place for the performance of your services shall be the principal executive offices of the Company in the greater Stamford, Connecticut area, subject to such reasonable travel as may be required in the performance of your duties. The foregoing shall be subject to the Company’s written policies, as in effect from time to time, regarding vacations, holidays, illness and the like.
     3. Section 3.5 of the Employment Agreement is amended to read in its entirety as follows:
     You shall be entitled throughout the term of employment (and after the end of the term of employment, to the extent relating to service during the term of employment) to the benefit of the indemnification provisions contained on the date hereof in the Agreement of Limited Partnership of the Time Warner Entertainment Company, L.P. and the Certificate of Incorporation and By-laws of Time Warner Cable Inc. (whichever is the greater extent of indemnification) (not including any amendments or additions after the date hereof that limit or narrow, but including any that add to or broaden, the protection afforded to you by those provisions).

     4. Section 8 of the Employment Agreement is amended by adding new subsection 8.4, to read in its entirety as follows:
     8.4 To the extent that the benefits that you would have received upon retirement under the Time Warner Pension Plan—TWE or any successor plan (“TWE Plan”), including any excess benefits attributed to your participation in the TWE Plan (but not including retiree medical benefits, which are the subject of a separate agreement between you and AOL Time Warner Inc.), had you continued to remain a participant in the TWE Plan during the term of your employment, are more generous than those available to you from the Company, the Company will provide you the financial equivalent of such additional benefits. This section shall not apply to retiree medical benefits, which are the subject of a separate agreement between you and AOL Time Warner Inc.
     5. Except as amended hereby, the Employment Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

TIME WARNER CABLE, a division of TIME WARNER ENTERTAINMENT COMPANY, L.P
By:	/s/ Mark A. Wainger
	Name:	Mark. A Wainger
	Title:	SVP, TWE

Agreed and Accepted:
JOHN BILLOCK

/s/ John Billock